ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (this “Agreement”) is made as of the 23rd day of June, 2006, by and between THE HUNTINGTON FUNDS, a Delaware statutory trust (the “Trust”) and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Bank”).

The parties, intending to be legally bound, hereby agree as follows:

1. Administrative Services. Pursuant to the terms of this Agreement, the Bank will perform certain administrative services to shareholders of one or more classes (the “Classes”) of one or more series (the “Funds”) of the Trust identified on Schedule A to this Agreement. Administrative services may include:

(1)	establishing and maintaining shareholder accounts and records pertaining to such accounts;

(2)	processing dividend and distribution payments from the Funds on behalf of shareholders;

(3)	providing periodic shareholder account statements of holdings in each of the Funds and integrating such information with holdings maintained in other accounts serviced by Bank;

(4)	arranging for bank wires;

(5)	responding to shareholder inquiries regarding services performed;

(6)	responding to shareholder inquiries regarding their investments;

(7)	providing sub-accounting with respect to omnibus accounts held by the Bank through which shareholders are invested in the Funds and other sub-accounting requested by the Trust;

(8)	where required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, distribution and other tax notices) to shareholders;

(9)	assisting in processing purchase, exchange and redemption requests from shareholders;

(10)	assisting in processing changes in shareholder dividend options, account designations and addresses of record;

(11)	processing shareholder participation in systematic investment and systematic withdrawal programs; and

(12)	such other similar services as the Trust may reasonably request to the extent permitted under applicable law.

2. Compensation. Each applicable Class of each Fund identified on Schedule A shall pay to the Bank and administrative services fee at an annual rate of up to 0.25% of the average daily net assets of such Class, accrued daily and paid quarterly.

3. Sub-Services. From time to time, the Bank may utilize one or more financial institutions or other organizations (the “Sub-Servicers”) to provide some or all of the administrative services described in this Agreement. In such event, the Bank will pay the Sub-Servicers all or a portion of the fees received by the Bank from the Trust for the services performed by the Sub-Servicers.

4. Term. This Agreement shall be effective as of June 23, 2006, provided that, as of that date a majority of the Trustees of the Trust who are not “interested persons” (the “Independent Trustees”) shall have approved this Agreement and determined it to be for services which are not principally intended to result in the sale of shares of the Funds. This Agreement shall continue in effect until November 1, 2006, and thereafter for successive one year periods; provided that, at least annually, a majority of the Independent Trustees approves such continuance and determines it to be for services which are not principally intended to result in the sale of shares of the Funds.

5. Termination. This Agreement may be terminated at any time without penalty with respect to one or more Classes and/or Funds (i) by a vote of a majority of the outstanding voting securities of the applicable Class or Classes of such Fund or Funds, or (ii) by the vote of a majority of the Independent Trustees.

6. Amendments. Any amendments, modifications, or other changes to this Agreement shall be made by written instrument signed by both parties.

7. Limit of Liability. The Bank is hereby expressly put on notice of the limitation of liability as set forth in Article VII of the Trust’s Agreement and Declaration of Trust and agrees that the obligations pursuant to this Agreement of a particular Fund and of the Trust with respect to that Fund shall be limited solely to the assets of that Fund, and the Bank shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

The parties have executed this Agreement as of the date first written above.

THE HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ B. Randolph Bateman	By:	/s/ George M. Polatas
Name:	B. Randolph Bateman	Name:	George M. Polatas
Title:	Executive Vice President and Chief Investment Officer	Title:	Vice President

See Amended & Restated Exhibit A dated 4/1/09

Amended and Restated Exhibit #2 to EXHIBIT A

to

ADMINISTRATIVE SERVICES AGREEMENT

(Revised as of May 1, 2008)

This Agreement shall apply to Classes of the Funds identified below:

Fund	Investment A Shares	Trust Shares

Money Market Fund	X	X

U.S. Treasury Money Market Fund	X	X

Ohio Municipal Money Market Fund	X	X

Tax-Free Money Market Fund	X	X

Growth Fund	X	X

Income Equity Fund	X	X

Mortgage Securities Fund	X	X

Ohio Tax-Free Fund	X	X

Michigan Tax-Free Fund	X	X

Fixed Income Securities Fund	X	X

Intermediate Government Income Fund	X	X

Short/Intermediate Fixed Income Securities Fund	X	X

Dividend Capture Fund	X	X

International Equity Fund	X	X

Mid Corp America Fund	X	X

New Economy Fund	X	X

Rotating Markets Fund	X	X

Situs Fund	X	X

Macro 100 Fund	X	X

Real Strategies Fund	X	X

Technical Opportunities Fund	X	X

This Exhibit A, amended and restated as of May 1, 2008, is hereby incorporated and made part of the Administrative Services Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of amended and restated Exhibit A to the Agreement.

Witness the due execution hereof this 30th day of June, 2008.

THE HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ B. Randolph Bateman	By:	/s/ George M. Polatas
Name:	B. Randolph Bateman	Name:	George M. Polatas
Title:	Executive Vice President and Chief Investment Officer	Title:	Vice President

See Amended & Restated Exhibit A, dated 12/28/09

EXHIBIT A

to

ADMINISTRATIVE SERVICES AGREEMENT

Amended and Restated as of April 1, 2009

This Agreement shall apply to Classes of the Funds identified below:

Fund	Class A Shares	Institutional Shares

Money Market Fund	X	X

U.S. Treasury Money Market Fund	X	X

Ohio Municipal Money Market Fund	X	X

Tax-Free Money Market Fund	X	X

Growth Fund	X	X

Income Equity Fund	X	X

Mortgage Securities Fund	X	X

Ohio Tax-Free Fund	X	X

Fixed Income Securities Fund	X	X

Intermediate Government Income Fund	X	X

Short/Intermediate Fixed Income Securities Fund	X	X

Dividend Capture Fund	X	X

International Equity Fund	X	X

Mid Corp America Fund	X	X

New Economy Fund	X	X

Rotating Markets Fund	X	X

Situs Fund	X	X

Macro 100 Fund	X	X

Real Strategies Fund	X	X

Technical Opportunities Fund	X	X

This Exhibit A, amended and restated as of April 1, 2009, is hereby incorporated and made part of the Administrative Services Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of amended and restated Exhibit A to the Agreement.

Witness the due execution hereof this 1st day of April, 2009.

THE HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ Ronald J. Corn	By:	/s/ Eric McKenzie
Name:	Ronald J. Corn	Name:	Eric McKenzie
Title:	Vice President	Title:	Vice President

See Amended & Restated Exhibit A, dated May 2, 2011

EXHIBIT A

to

ADMINISTRATIVE SERVICES AGREEMENT

Amended and Restated as of December 28, 2009

This Agreement shall apply to Classes of the Funds identified below:

Fund	Class A Shares	Institutional Shares

Money Market Fund	X	X

U.S. Treasury Money Market Fund	X	X

Ohio Municipal Money Market Fund	X	X

Tax-Free Money Market Fund	X	X

Growth Fund	X	X

Income Equity Fund	X	X

Mortgage Securities Fund	X	X

Ohio Tax-Free Fund	X	X

Fixed Income Securities Fund	X	X

Intermediate Government Income Fund	X	X

Short/Intermediate Fixed Income Securities Fund	X	X

Dividend Capture Fund	X	X

International Equity Fund	X	X

Mid Corp America Fund	X	X

New Economy Fund	X	X

Rotating Markets Fund	X	X

Situs Fund	X	X

Macro 100 Fund	X	X

Real Strategies Fund	X	X

Technical Opportunities Fund	X	X

Global Select Markets Fund	X	X

This Exhibit A, amended and restated as of December 28, 2009, is hereby incorporated and made part of the Administrative Services Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of amended and restated Exhibit A to the Agreement.

Witness the due execution hereof this 28th day of December, 2009.

THE HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ Ronald J. Corn	By:	/s/ B. Randolph Bateman
Name:	Ronald J. Corn	Name:	B. Randolph Bateman
Title:	Vice President	Title:	President

See Amended & Restated Exhibit A, dated 8/31/12

EXHIBIT A

to

ADMINISTRATIVE SERVICES AGREEMENT

Amended and Restated as of May 2, 2011

This Agreement shall apply to Classes of the Funds identified below:

Fund	Class A Shares	Institutional Shares

Money Market Fund	X	X

U.S. Treasury Money Market Fund	X	X

Ohio Municipal Money Market Fund	X	X

Tax-Free Money Market Fund	X	X

Growth Fund	X	X

Income Equity Fund	X	X

Mortgage Securities Fund	X	X

Ohio Tax-Free Fund	X	X

Fixed Income Securities Fund	X	X

Intermediate Government Income Fund	X	X

Short/Intermediate Fixed Income Securities Fund	X	X

Dividend Capture Fund	X	X

International Equity Fund	X	X

Mid Corp America Fund	X	X

New Economy Fund	X	X

Rotating Markets Fund	X	X

Situs Fund	X	X

Macro 100 Fund	X	X

Real Strategies Fund	X	X

Technical Opportunities Fund	X	X

Global Select Markets Fund	X	X

World Income Fund	X	X

This Exhibit A, amended and restated as of May 2, 2011, is hereby incorporated and made part of the Administrative Services Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of amended and restated Exhibit A to the Agreement.

Witness the due execution hereof this 2nd day of May 2011.

THE HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ Ronald J. Corn	By:	/s/ B. Randolph Bateman
Name:	Ronald J. Corn	Name:	B. Randolph Bateman
Title:	Vice President	Title:	President

EXHIBIT A

to

ADMINISTRATIVE SERVICES AGREEMENT

Amended and Restated as of August 31, 2012

This Agreement shall apply to Classes of the Funds identified below:

Fund	Share Class

Huntington Tax-Free Money Fund	Class A Shares, Trust Shares

Huntington Money Market Fund	Class A Shares, Trust Shares, Interfund Shares

Huntington Ohio Municipal Money Market Fund	Class A Shares, Trust Shares

Huntington U.S. Treasury Money Market Fund	Class A Shares, Trust Shares

Huntington Disciplined Equity Fund	Class A Shares, Trust Shares

Huntington Dividend Capture Fund	Class A Shares, Trust Shares

Huntington Global Select Markets Fund	Class A Shares, Trust Shares

Huntington Growth Fund	Class A Shares, Trust Shares

Huntington Income Equity Fund	Class A Shares, Trust Shares

Huntington International Equity Fund	Class A Shares, Trust Shares

Huntington Macro 100 Fund	Class A Shares, Trust Shares

Huntington Mid Corp America Fund	Class A Shares, Trust Shares

Huntington Real Strategies Fund	Class A Shares, Trust Shares

Huntington Rotating Markets Fund	Class A Shares, Trust Shares

Huntington Situs Fund	Class A Shares, Trust Shares

Huntington Fixed Income Securities Fund	Class A Shares, Trust Shares

Huntington Intermediate Government Income Fund	Class A Shares, Trust Shares

Huntington Mortgage Securities Fund	Class A Shares, Trust Shares

Huntington Ohio Tax-Free Fund	Class A Shares, Trust Shares

Huntington Short/Intermediate Fixed Income Securities Fund	Class A Shares, Trust Shares

Huntington Longer Duration Fixed Income Fund	Trust Shares

Huntington Balanced Allocation Fund	Class A Shares

Huntington Conservative Allocation Fund	Class A Shares

Huntington Growth Allocation Fund	Class A Shares

Huntington World Income Fund	Class A Shares, Trust Shares

Huntington Income Generation Fund	Class C Shares, Trust Shares

This Exhibit A, amended and restated as of August 31, 2012, is hereby incorporated and made part of the Administrative Services Agreement dated June 23, 2006, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of amended and restated Exhibit A to the Agreement.

Witness the due execution hereof this 31st day of August 2012.

THE HUNTINGTON NATIONAL BANK		THE HUNTINGTON FUNDS

By:	/s/ Dan Luke	By:	/s/ B. Randolph Bateman
Name:	Dan Luke	Name:	B. Randolph Bateman
Title:	Vice President	Title:	President